UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PURERAY CORPORATION
(Exact name of Registrant as specified in its charter.)

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PURERAY CORPORATION
3490 Piedmont Road, Suite 1120
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2009

To the shareholders of PURERAY CORPORATION:

     The 2009 Annual Meeting of Shareholders of PURERAY CORPORATION (the "Company") will be held at our office at 3490 Piedmont Road, Suite 1120, Atlanta, Georgia 30305 on Wednesday, April 22, 2009, at 10:30 a.m. local time, for the purpose of considering and voting on the following matters:

(1)	A proposal to elect one member to our Board of Directors to hold office until the 2010 annual meeting of shareholders or until his successor is duly elected and qualified.

(2)

A proposal to approve the execution of a Divestiture Agreement. Shareholders are or may be entitled to assert dissenters' rights under RCW 23B.13 of the Washington Business Corporation Act. A copy of the Divestiture Agreement is attached hereto as Exhibit A and a copy of RCW 23B.13 is attached hereto as Exhibit B.

(3)	The transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

     All holders of record of shares of PURERAY CORPORATION stock (Over-the-Counter Bulletin Board Symbol: (PURY)) at the close of business on March 24, 2009 are entitled to receive notice of the meeting and to vote at the meeting.

     Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting. Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible.

     Online voting will be available and instructions for online voting will be included in the definitive proxy.

     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2009. Our Proxy Statement and Form 10-K are available at www._____________________.

Jefrey M. Wallace
Chief Executive Officer
Atlanta Georgia
April 1, 2009

     This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES POSTAGE, ISENCLOSED FOR THIS PURPOSE.

PURERAY CORPORATION

PROXY STATEMENT

     This proxy statement is furnished to shareholders of PURERAY CORPORATION, a Washington corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of the Company to be voted at the 2009 Annual Meeting of Shareholders of the Company (the “2009 Annual Meeting”), to be held at 3490 Piedmont Road, Suite 1120, Atlanta, Georgia 30305 on Wednesday, April 22, 2009, at 10:30 a.m. local time and all adjournments. Shareholders of record at the close of business on March 24, 2009 will be entitled to notice of and to vote at the meeting and at all adjournments.

     When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address of the Company provided below, or by attending the meeting in person and so notifying the inspector of elections.

     Management does not intend to present any business for a vote at the meeting, other than the election of directors and the ratification of the Divestiture Agreement. Unless shareholders specify otherwise in their proxies, proxies will be voted FOR the election of director nominees listed in this proxy statement and FOR the ratification of the Divestiture Agreement. If other matters requiring the vote of shareholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment on such matters.

     The complete mailing address of the Company’s executive offices is PURERAY CORPORATION, 3490 Piedmont Road, Suite 1120, Atlanta, Georgia 30305. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the shareholders of the Company is April 1, 2009.

VOTING SECURITIES

     The holders of the outstanding shares of a class are entitled to vote together as a single class. Currently, the Company’s shares of common stock (as defined below) and Special Voting Stock (as defined below) are entitled to vote at the 2009 Annual Meeting as follows::

1.

On March 24, 2009, the record date, there were outstanding and entitled to vote 35,500,000 shares of the common stock of the Company, par value $0.0001 per shares (the “Common Stock”), held of record by approximately 30 persons. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Cumulative voting is not permitted under the Company’s Certificate of Incorporation or Bylaws.

2.

On March 24, 2009, the record date, there were outstanding and entitled to vote 8,963,750 shares of the preferred stock of the Company (the “Special Voting Stock”), held of record by approximately 11 persons. Each share of Special Voting Stock entitles the holder of record to four votes, equal to four shares of the Company’s Common Stock, and each quarter (1/4) share of Special Voting Stock entitles the holder of record to one vote, equal to one share of the Company’s Common Stock, exercisable in person or by proxy. The Special Voting Stock will vote together with the Company’s Common Stock as a single class. Cumulative voting is not permitted under the Company’s Certificate of Incorporation or Bylaws.

SUMMARY TERM SHEET

     The following is a summary of the material terms of the Divestiture Agreement and the transactions contemplated therein, which terms are described in greater detail elsewhere in this proxy statement. You are urged to read carefully the remainder of this proxy statement for a more complete description of all material information regarding the proposed transaction. We have included section references to direct you to a more complete description of the topics described in this summary.

The Company

     The Company is a Washington corporation. On July 24, 2008, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company acquired (the “Acquisition”) all of the outstanding shares of PureRay Corporation, a corporation formed under the laws of Canada. The Company’s Common Stock is currently trading on the Over-the-Counter Bulletin Board under the trading symbol “PURY”. Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement –Background” and “Proposal 2: Approval of the Divestiture Agreement – Business Operations” for a more detailed discussion of the Acquisition and the Company and its business.

The Divestiture Agreement

     After review and approval by the Board, on March 17, 2009, the Company entered into a Divestiture Agreement (the “Divestiture Agreement”) with Mickael Joasil, Derek Blackburn, F.W.F. Robinson, Frank O’Dea, as trustee of the O’Dea Family Trust, Kairos Partners, LLC (“Kairos”), Thomas J. Broeski, Raj Kurichh, Megs Padiachy, Ramila Padiachy, Patrick Pierre and Matthew Sicoli (together, the “Principals”), who were the parties to the original Share Purchase Agreement. Pursuant to the Divestiture Agreement:

     • The Company will unwind the Share Purchase Agreement and the transactions and agreements entered into in connection with the Share Purchase Agreement.

     • The Company will divest its direct holdings in PureRay Holdings ULC, a Canadian unlimited liability company and wholly-owned subsidiary of the Company (“PureRay Holdings”) and its indirect holdings in PureRay Corporation, a corporation formed under the laws of Canada and a wholly-owned subsidiary of PureRay Holdings (“PureCanada”), which will be effected by PureRay Holdings (or its successor) purchasing or redeeming all of its issued and outstanding shares from the Company for an aggregate purchase price of CDN$100.

     • The Company will purchase for cancellation all of its issued and outstanding Special Voting Stock (all of which are registered in the name of the Trustee) for no consideration.

     • PureRay Holdings and PureCanada will amalgamate under the federal laws of Canada to form PureRay Corporation, a corporation organized under the laws of Canada (the “Divested Corporation”).

     • The Principals will become the holders of all of the issued and outstanding shares of the Divested Corporation.

     Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement – Divestiture Agreement” for a more detailed discussion of the Divestiture Agreement.

Purpose of and Reasons for the Divestiture Agreement

      The Company proposes to into the Divestiture Agreement for the following purposes:

     • Unwinding the Share Purchase Agreement and the transactions and agreements entered into in connection with the Share Purchase Agreement.

     • Placing the Company in, as nearly as practical, the same position it was in prior to the entering into the Acquisition Agreements.

      The Company’s reasons for proposing the Divestiture Agreement include:

      • Divesting the PureRay subsidiaries so that they may seek further business opportunities without incurring the cost of Securities and Exchange Commission compliance.

      • Keeping the Company public and continuing the Company’s reporting with the Securities and Exchange Commission.

      • Maintaining the Company’s listing on the Over-the-Counter Bulletin Board.

     Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement – Divestiture Agreement” for a more detailed discussion of the Divestiture Agreement and the purposes of and reasons for the Divestiture Agreement.

Effect of the Divestiture Agreement

        After the closing of the Divestiture Agreement:

  The Company will have no ongoing operations.

  The Company will revert to a blank check company and a shell company.

  The Company will no longer hold any interest in the Divested Corporation or any of the assets held by the Divested Corporation.

  The Principals will not hold any interest in the Company.

  The Company’s current directors and executive officers will resign.

  David Alley, the director nominee, will become the Company’s sole director and executive officer.

  All of the current assets of the Company will follow the Divested Corporation.

  As a result, the Company will have no nominal assets.

     Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement – Divestiture Agreement” for a more detailed discussion of the Divestiture Agreement and the effect of the Divestiture Agreement on the Company.

Interests of Officers, Directors and Affiliates of the Company

     The Principals include current directors and executive officers of the Company, including (i) Jefrey M. Wallace, the Company’s Chief Executive Officer, President and Secretary, (ii) Derek Blackburn, the Company’s Chief Financial Officer and Treasurer, (iii) Frank O’Dea, a director of the Company and (iv) Mickael Joasil, a director of the Company. Mr. Wallace is a Principal as he holds a 28% membership interest in Kairos and is a managing member of Kairos. F.W.F. Robinson, currently a beneficial owner of 7.80% of the Company’s Common Stock, is also a Principal. After the closing of the Divestiture Agreement, the Principals will be the sole shareholders of the Divested Corporation.

     Additionally David Alley, the director nominee, will effectively control the Company due to his ownership of 20,000,000 shares of the Company’s Common Stock. Mr. Alley will also become the Company’s sole director and executive officer.

     Please see the section of this proxy statement entitled “Security Ownership Of Certain Beneficial Owners and Management” for a more detailed discussion of the beneficial ownership of certain of the Principals, including the Company’s executive officers and directors. Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement – Divestiture Agreement” for a more detailed discussion of the interests of officers, directors and affiliates of the Company in the completion of the Divestiture Agreement.

Vote Required for Approval of the Divestiture Agreement

     The affirmative vote of holders of two-thirds of the outstanding votes represented by the Company’s Common Stock and Special Voting Stock entitled to vote must approve the Divestiture Agreement. If the foregoing shareholder approval is not obtained, the proposed divestiture will not occur.

     The aggregate 78.28% of the voting power of the Company’s outstanding capital stock held by the Principals and David Alley, the director nominee, is sufficient to approve the proposed divestiture. David Alley has executed a proxy in favor of Jefrey M. Wallace, a Principal and the Company’s Chief Executive Officer, President and Secretary, with respect to the shares he holds that will allow Mr. Wallace to exercise the voting rights of such shares at the 2009 Annual Meeting. Therefore, if all of the Principals vote for both proposals and Mr. Wallace exercises his right under the proxy to vote the Mr. Alleys shares for both proposals, both proposals will be approved. Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement – Vote Required” for a more detailed discussion of the vote required to effect the closing of the Divestiture Agreement.

Dissenters/Appraisal Rights

     Under Washington law, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares if such shareholder (a) delivers to the Company before the 2009 Annual Meeting written notice of the shareholder’s intent to demand payment for the shareholder’s shares and (b) does not vote such shares in favor of the Divestiture Agreement. Please see the section of this proxy statement entitled “Proposal 2: Approval of the Divestiture Agreement – Dissenting Shareholders Rights” for a more detailed discussion of dissenters’ rights.

PROPOSAL 1: ELECTION OF DIRECTORS

     The person whose name is set forth as proxies in the enclosed proxy card will vote all shares over which he has discretionary authority “FOR” the election of the nominees named below unless otherwise directed. Although the Board of the Company does not anticipate that David Alley will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxy will use his discretionary authority pursuant to the proxy and vote in accordance with his best judgment.

The Board recommends a vote FOR David Alley as the sole member of the Board.

     The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting is required to elect Mr. Alley as the sole member of the Board. Mr. Alley will be elected for a one-year term or until his successor has been elected and qualified. David Alley’s election is based upon the Divestiture Agreement being approved by the Company’s shareholders, and the Board will remain as currently constituted in the event that the Divestiture Agreement is not approved by the Company’s shareholders.

     The Principals (as defined below under “Proposal 2: Approval of the Divestiture Agreement –Background”) intend to vote their shares for (i) the election of David Alley as the sole director of the Company and (ii) the approval of the Divestiture Agreement. Additionally, David Alley has executed a proxy in favor of Jefrey M. Wallace, a Principal and the Company’s Chief Executive Officer, President and Secretary, with respect to the 20,000,000 shares of the Company’s Common Stock held by Mr. Alley (the “Alley Shares”) that will allow Mr. Wallace to exercise the voting rights of the Alley Shares at the 2009 Annual Meeting. The Special Voting Stock beneficially owned by the Principals represents approximately 50.25% of the voting power of the Company’s outstanding capital stock. The Alley Shares represent approximately 28.03% of the voting power of the Company’s outstanding capital stock. The aggregate 78.28% of the voting power of the Company’s outstanding capital stock held by the Principals and David Alley is sufficient to approve both proposals. Therefore, if all of the Principals vote for both proposals and Mr. Wallace exercises his right under the proxy to vote the Alley Shares for both proposals, both proposals will be approved.

     Since September 3, 2008, David Alley, age 42, has been a member of the Board of Health Anti-Aging Lifestyle Options, Inc., a blank check company. Health Anti-Aging Lifestyle Options, Inc.’s common stock is traded on the Over-the-Counter Bulletin Board operated by Financial Industry Regulatory Authority under the symbol “HLOI”. Since July 1998, Mr. Alley has been employed with Wholesale Auto Network Company Co. a corporation involved in the market of wholesale trade, importing and exporting of automobiles out of Phoenix, Arizona. In May 2004, Mr. Alley became the Chief Executive Officer for Madisons Properties LLC, also a Phoenix, Arizona private company specializing in investment banking for commercial and residential holdings. Mr. Alley continues to serve as the chief executive officer for Madison Properties LLC to the present day. Since December 2004, Mr. Alley has been a general partner of Pine View Holdings LLC; a private company operating out of Phoenix, Arizona. Pine View Holdings LLC is a commercial property management company. Mr. Alley graduated from the University of Arizona in 1992 with a Bachelor of Arts in Organizational Communications and a minor in business & marketing. Specializing in sales and marketing, he has contributed to the success of several Phoenix, Arizona private companies.

     During the past five years, Mr. Alley has not: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) been convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; or (6) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

     We have no plans to pay Mr. Alley any compensation as an executive officer of the Company or as a member of the Company’s Board.

BOARD MEETINGS AND COMMITTEES

Board Meetings and Committees

     During fiscal year ended April 30, 2008, the Board did not hold any meetings. Since April 30, 2008, the Board met 10 times. Mickael Joasil did not attend 7 of the 10 meetings of the Board.

     The Board is currently composed of four members: Derek Blackburn, Mickael Joasil, Frank O’Dea and Jefrey M. Wallace. David Alley, our sole director nominee, will serve, subject to the approval of the Divestiture Agreement by the Company’s shareholders, until the close of our 2010 annual meeting of shareholders or until his respective successor is elected or appointed and qualified.

     The Company currently does not have standing audit, nominating or compensation committees as the Board believes that it is premature at this stage of the Company’s business development to form an audit, compensation or nominating committee. Currently, the entire board is responsible for the functions that would otherwise be handled by these committees. The Company intends, however, to establish an audit committee, a nominating committee and a compensation committee of the Board.

     The Board does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of the Company’s development, a specific nominating policy would be premature and of little assistance to the Company’s business operations.

     The Board has determined that it does not have an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The Company does not have an audit committee financial expert because it believes the cost related to retaining a financial expert at this time is prohibitive. Further, because of limited operations, the Company believes that the services of a financial expert are not warranted at this time.

     The Board does not currently provide a process for shareholders to send communications to the Board because the Board believes that at this point it is premature to develop such processes given the limited liquidity of the Company’s securities. However, the new Board of the Company may in the future establish a process for shareholder communications.

Family Relationships

There are no familial relationships among the executive officers and directors.

     DIRECTORS, EXECUTIVE DIRECTORS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OFTHE EXCHANGE ACT

      The following table sets forth the name, age and position of each of our current officers and directors

			Date First Elected or
Name	Age	Positions	Appointed
Derek Blackburn	30	Director, Chief Financial Officer and Treasurer	July 24, 2008
Mickael Joasil	24	Director	July 24, 2008
Frank O’Dea	63	Director	July 24, 2008
Jefrey M. Wallace	36	Director, Chief Executive Officer, President and Secretary	July 24, 2008
John McIlwaine	37	Chief Operating Officer	October 10, 2008

     Upon David Alley’s election as our sole director, he will call a meeting of the Board and elect himself president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer.

     The principal occupation and brief summary of the backgrounds of current officers and directors are as follows:

Current officers and directors:

     Derek Blackburn serves as our Chief Financial Officer, Treasurer effective, director, In 2002, he founded and has served as President since such date of Crystal Clear Window Works, a Window Restoration service company. Mr. Blackburn was responsible for funding the start-up and building a network of dealers across Canada. In 2004, Mr. Blackburn partnered with Mr. Joasil to co-found and build Window Medics International (“Window Medics”). Window Medics commercialized a patent pending moisture control and damage prevention system that restores clarity and insulation to failed insulated glass unit windows. The Window Medics process provides a cost effective and environmentally responsible alternative to window replacements. Since December 2004, Mr. Blackburn has served as Window Medics’ Chief Operations Officer.

     Mickael Joasil serves as a director. In 2004, Mr. Joasil partnered with Mr. Blackburn to co-found and build Window Medics International, where Mr. Joasil invented intellectual property used by the Window Medics International dealer network across North America and in the United Kingdom. Window Medics International commercialized a patent pending moisture control and damage prevention system that restores clarity and insulation to failed insulated glass unit windows. The Window Medics process provides a cost effective and environmentally responsible alternative to window replacements. Since December 2004, Mr. Joasil has served as Window Medics’ Chief Executive Officer.

     Frank O’Dea serves as a director. Since March 2006, Mr. O’Dea has served as the CEO of Arxx Walls & Foundations, the largest manufacturer and installer of Insulated Concrete Forms in North America. Mr. O’Dea also serves as Chairman of the Board of Directors of Horatio Management, a Toronto based venture capital firm, as a director of Mount Pleasant Group of Cemeteries, a cemetery and funeral company, and Chairman of the Board of Directors of Royal Roads University Foundation, a degree granting institution with a focus on business graduate degrees. Mr. O’Dea has also founded a number of not-for-profit organizations including Street Kids International, Canadian Foundation for Aids Research, War Child Canada, and the Canadian Landmine Foundation. Mr. O’Dea was recently granted Canada’s highest civilian honor by the Governor General of Canada: Officer of the Order Of Canada.

     Jefrey Wallace serves as our Chief Executive Officer, President and Secretary. Mr. Wallace is a founding managing partner of The Kairos Companies (2006), a boutique financial services company that advises both institutional and individual clients with regard to multiple investment and asset class strategies. Specifically, Mr. Wallace has led the Corporate Finance and Advisory practice assisting entrepreneurs strategize and fund the growth of their businesses. From 1998 – 2006, Mr. Wallace was on the initial team of four people who launched Knowlagent, a human performance enterprise software company that distributes its products worldwide. Mr. Wallace was primarily responsible for the sales growth of Knowlagent. Mr. Wallace has a Masters Degree in Management from Georgia State University and a Bachelors Degree in Management from the Georgia Institute of Technology.

     John McIlwaine serves as our Chief Operating Officer. From December 2007 to August 2008, Mr. McIlwaine was the President of Brand Asset Digital, a digital-media company that develops and markets anti-piracy and brand marketing solutions for the person-to-person marketplace, where he was responsible for helping the company navigate from its product development focus into a high-growth, scalable enterprise. In 1995, Mr. McIlwaine co-founded Knowlagent, a human performance enterprise software company that distributes its products worldwide. From February 1995 to December 2005, Mr. McIlwaine served as the Chief Technology Officer of Knowlagent, with primary responsibilities for research and development, product development, and professional services. From February 1995 to January 2007, Mr. McIlwaine also served as the Co-Chairman of the Board of Knowlagent. Mr. McIlwaine, who has been granted seven patents, received a bachelor’s of science degree in Mechanical Engineering from the Georgia Institute of Technology in 1993.

     To our knowledge, during the past five years, none our officers and directors: (1) have filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) were convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) were found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; or (6) were found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Code of Ethics

     The Company has adopted a code of business conduct and ethics for directors, officers and employees. Our Code of Ethics is incorporated by reference to our Form 10-KSB as filed with the Securities and Exchange Commission on July 21, 2005 and is incorporated herein by reference.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, none of the officers, directors or stockholders of the Company was delinquent in any necessary filings under Section 16(a), other than as follows, (i) 511919 N.B. Inc. did not timely file a Form 3 with respect to the 1,500,000 shares of Common Stock it acquired in a private placement that took place concurrently with the Acquisition and (ii) John McIlwaine did not timely file a Form 3 upon his appointment as Chief Operating Officer of the Company on October 10, 2008. Each of the filings listed in the foregoing sentence has been filed with the Securities and Exchange Commission.

Director Independence

     Upon his election to the Board, David Alley will not be an independent director, as the term “independent” is defined by the rules of the Nasdaq Stock Market. Our current directors Derek Blackburn, Mickael Joasil, Frank O’Dea and Jefrey M. Wallace are also not independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market, and these directors are not standing for reelection.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Philosophy and Objectives of Our Compensation Program

     Our approach to executive compensation is influenced by our belief in attracting and retaining qualified executive officers. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long term success as we work towards production of our proprietary multiplexing light bulbs and light bulb charging stations (the “PureRay Technology”).

     Our plan to attract and retain highly skilled employees is to provide market competitive salaries. Our compensation program does not currently include any stock, option or other equity or non-equity incentive award plan. As we further develop the PureRay Technology, we may in the future modify our plan to better link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results.

     As of the date of this proxy statement, our named executive officers are Jefrey M. Wallace, our Chief Executive Officer, President and Secretary; Derek Blackburn, our Chief Financial Officer and Treasurer; John McIlwaine, our Chief Operating Officer; and Jim Glavas, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer.

Administration of Our Compensation Program

     We currently do not have a standing compensation committee, and our Board in its entirety has responsibility for establishing, monitoring and implementing our compensation program. Our Board reviews the compensation of our named executive officers at least on an annual basis to ensure that compensation levels and benefits are reasonable in light of our corporate performance and continue to achieve the philosophy and objectives of our compensation program described above.

     The primary element of our executive compensation program is base salary, although we may in the future provide other types of incentive compensation, including bonuses and equity awards. In general, base salaries for our named executive officers are determined by evaluating the responsibilities of the executive’s position, the executive’s experience and the competitive marketplace. As appropriate, base salary adjustments will be considered and would take into account changes in the executive’s responsibilities, the executive’s performance and changes in the competitive marketplace.

     The base salaries for Jefrey M. Wallace, our Chief Executive Officer, President and Secretary, Derek Blackburn, our Chief Financial Officer and Treasurer, and John McIlwaine, our Chief Operating Officer, were established based upon recommendations from our Chief Executive Officer, which recommendations were ratified and confirmed by our entire Board. We believe that the base salaries of our named executive officers are appropriate within the context of the compensation elements provided to such executives and because they are at a level which remains competitive in the marketplace.

Executive Compensation

     The Company did not pay any salaries to its named executive officers during the fiscal years ended April 30, 2006, April 30, 2007 or April 30, 2008.

     The following table reflects compensation paid to the Company’s officers for the fiscal years ending April 30, 2006, April 30, 2007 or April 30, 2008 and for the period from April 30, 2008 to March 24, 2009, the record date.

Executive Officer Compensation Table

						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jim Glavas	2009(1)	0	0	0	0	0	0	0	0
former President,
Chief Executive
Officer, Chief
Financial Officer,
Secretary,
Treasurer and
Principal	2008	0	0	0	0	0	0	0	0
Accounting	2007	0	0	0	0	0	0	0	0
Officer)	2006	0	0	0	0	0	0	0	0

Derek Blackburn	2009(1)	100,000	0	0	0	0	0	0	100,000
Chief Financial	2008	0	0	0	0	0	0	0	0
Officer, and	2007	0	0	0	0	0	0	0	0
Treasurer	2006	0	0	0	0	0	0	0	0

Jefrey Wallace	2009(1)	180,000	0	0	0	0	0	0	180,000
Chief Executive	2008	0	0	0	0	0	0	0	0
Officer, President	2007	0	0	0	0	0	0	0	0
and Secretary	2006	0	0	0	0	0	0	0	0

John McIlwaine	2009(1)	107,500	0	0	0	0	0	0	107,500
Chief Operating	2008	0	0	0	0	0	0	0	0
Officer	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0
(1) Reflects compensation received from April 30, 2008 through March 24, 2009, the record date.

Employment Agreements

     On October 10, 2008, the Company and John McIlwaine, the entered into an employment agreement (the “McIlwaine Employment Agreement”) which is effective as of October 10, 2008. The initial term of the Employment Agreement expires on January 31, 2010. The McIlwaine Employment Agreement may be terminated by receipt of notice from the Company or Mr. McIlwaine at least ninety days prior to the end of the initial term or any renewal term. Subject to the termination provisions, the McIlwaine Employment Agreement will automatically renew for an additional period of one year on February 1, 2010 and on each annual anniversary thereof.

     The McIlwaine Employment Agreement provides, among other things, that Mr. McIlwaine’s base compensation initially was $210,000 per year, which increased to $240,000 on January 1, 2009. Additionally, Mr. McIlwaine will be eligible to participate in any executive bonus plans approved by the Company’s Board.

     Pursuant to the McIlwaine Employment Agreement, the Company agreed to grant Mr. McIlwaine options to acquire shares of the Company’s Common Stock under the Company’s 2008 Stock Option and Incentive Plan (as described more fully below). However, as of the date of this proxy statement, the number of shares of the Company’s Common Stock underlying such options to be granted to Mr. McIlwaine has not been determined.

     If the Company terminates Mr. McIlwaine’s employment without Good Cause (as defined in the McIlwaine Employment Agreement and summarized below), or Mr. McIlwaine terminates his employment for Good Reason (as defined in the McIlwaine Employment Agreement and summarized below), he would be receive a lump sum payment equal to the cash compensation that would have been paid during the greater of the duration of (i) the remainder of the term of the McIlwaine Employment Agreement and (ii) twelve months from the date of termination. Additionally, all of Mr. McIlwaine’s unvested stock options, restricted stock and warrants will immediately vest. “Good Cause” is defined generally to include a material breach of the McIlwaine Employment Agreement by Mr. McIlwaine, gross negligence and fraud. “Good Reason” is defined generally as a material breach of the McIlwaine Employment Agreement by the Company, a material change in Mr. McIlwaine’s position with the Company which reduces his level of responsibility, a reduction below 90% in Mr. McIlwaine’s then-current base salary, and a change in control of the Company.

     The McIlwaine Employment Agreement also contains covenants prohibiting Mr. McIlwaine from disclosing confidential information and from soliciting the Company’s customers and employees, both during his employment and for specified periods after termination of his employment.

     The foregoing description of the McIlwaine Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the McIlwaine Employment Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 17, 2008, and incorporated by reference herein.

     Effective June 1, 2008, the Company agreed to reimburse (the “Administrative Services Arrangement”) Kairos for the Company’s allocable cost of office facilities, equal to $1,500 per month, and other overhead and expenses. Pursuant to the Administrative Services Arrangement, the Company also agreed to reimburse Kairos for the allocable portion of Jefrey M. Wallace’s salary for his services as Chief Executive Officer, President and Secretary of the Company and Chief Executive Officer of PureCanada (as defined below under “Proposal 2: Approval of the Divestiture Agreement – Background”). Mr. Wallace currently receives a salary of $20,000 per month plus an automobile allowance of $1,500 per month for his services on behalf of the Company and PureCanada, which amounts are reimbursed by the Company to Kairos in accordance with the Administrative Services Arrangement. Mr. Wallace receives no compensation for his services as a director of the Company.

     Effective May 1, 2008, the Company agreed to pay (the “Blackburn Arrangement”) Derek Blackburn, the Chief Financial Officer, Treasurer and a director of the Company, $12,500 per month for his services as Chief Financial Officer and Treasurer of the Company, and as an employee of the Company and PureCanada, in which capacity Mr. Blackburn is primarily responsible for leading the marketing and sales efforts for the PureRay Technology. Pursuant to the Blackburn Arrangement, Mr. Blackburn is also reimbursed for certain travel and other expenses. Mr. Blackburn will receive no compensation for his services as a director of the Company. Under the Blackburn Arrangement, $12,500 of Mr. Blackburn’s compensation was paid directly by PureCanada using funds advanced by the Company to PureCanada prior to the Acquisition.

     On September 15, 2008, the Company’s Board ratified and confirmed each of the Administrative Services Arrangement and the Blackburn Arrangement. As the above arrangements do not represent written agreements, each of the foregoing arrangements are terminable by either party without notice.

Potential Payments Upon Termination or Change-in-Control

     Securities and Exchange Commission regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. For information regarding the terms of such provisions in the McIlwaine Employment Agreement, please see the information provided in “Executive Compensation – Employment Agreements” above, which is incorporated herein by reference. Other than the

McIlwaine Agreement, the Company currently has no employment agreements with any of its executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of its executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

Compensation of Directors

     The Company paid no compensation to any directors during the fiscal year ended April 30, 2008. The table below sets forth compensation paid to its directors from April 30, 2008 through March 24, 2009, the record date.

Director's Compensation Table

	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Jim Glavas
(former director)	0	0	0	0	0	0	0

Jefrey M. Wallace	0	0	0	0	0	0	0

Mickael Joasil(1)	0	0	0	0	0	87,500	87,500

Frank O’Dea	48,000	0	0	0	0	0	48,000

Derek Blackburn	0	0	0	0	0	0	0

(1) Effective May 1, 2008, the Company agreed to pay (the “Joasil Arrangement”) Mickael Joasil, a director of the Company, $12,500 per month for his services as an employee of the Company and PureCanada (as defined below under “Proposal 2: Approval of the Divestiture Agreement – Business Operations”), in which capacity Mr. Joasil is primarily responsible for continued research and development of the PureRay Technology and continued product innovation. Pursuant to the Joasil Arrangement, Mr. Joasil is also reimbursed for certain travel and other expenses. Mr. Joasil receives no compensation for his services as a director of the Company. Under the Joasil Arrangement, $12,500 of Mr. Joasil’s compensation was paid directly by PureCanada (as defined below under “Proposal 2: Approval of the Divestiture Agreement – Business Operations”) using funds advanced by the Company to PureCanada prior to the Acquisition. To date the Company has paid Mr. Joasil $87,500 under the Joasil Arrangement.

Pension Benefits and Compensation Plans

     The Company does not have any pension benefits or compensation plans with the exception of the 2008 Stock Option and Incentive Plan (the “2008 Plan”). The purpose of the 2008 Plan is to promote the growth and profitability of the Company and its subsidiaries by affording employees, directors and certain key consultants of the Company an opportunity to acquire or increase their proprietary interests in the Company. To date, no awards have been granted under the 2008 Plan.

REPORT OF THE AUDIT COMMITTEE

     The Board does not have a standing audit committee. Currently, the entire Board is responsible for the functions that would otherwise be handled by an audit committee. Additionally, the Board of Directors is comprised on four persons, none of whom are standing for reelection. The entire Board oversees the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

     The current members of the Board began their terms on the Board in August 2008 pursuant to the Acquisition, after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008 (the “Annual Report”). As such, the current members of the Board did not (i) review and discuss the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, (ii) review with Manning Elliot LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments on the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Board under the standards of the Public Company Accounting Oversight Board (United States) (including Statement on Auditing Standards No. 61), (iii) discuss with Manning Elliot LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), (iv) consider whether Manning Elliot LLP’s provision of non-audit services to the Company is compatible with maintaining their independence, (v) discuss with the Company’s internal audit representatives and Manning Elliot LLP the overall scope and plans for their respective audits, (vi) meet with the internal audit representatives and Manning Elliot LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting or (v) in reliance on the reviews and discussions referred to above, recommend to the Board (or approve) the audited financial statements included in the Company’s Annual Report for filing with the Securities and Exchange Commission. Rather, these functions were performed by Jim Glavas, the Company’s former sole director and executive officer at the time of the Acquisition and the filing of the Annual Report.

Derek Blackburn
Mickael Joasil
Frank O’Dea
Jefrey M. Wallace

INDEPENDENT PUB LIC ACCOUNTANTS

     The Company has selected Manning Elliott LLP to audit the Company’s financial statements for the fiscal year ending April 30, 2009. Manning Elliott LLP has audited our financial statements for the fiscal years ended April 30, 2008 and 2007. A representative from Manning Elliott LLP will not be present at the Annual Meeting and accordingly will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions.

(1) Audit Fees

     The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant of Manning Elliott LLP for our audit of annual financial statements and review of financial statements included in our Form 10-QSBs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2008	$11,115

2007	$8,690

(2) Audit-Related Fees

     The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

2008	$-

2007	$-

(3) Tax Fees

     The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2008	$504

2007	$550

(4) All Other Fees

     The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2008	$-

2007	$-

     (5) Our audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X are that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

     (6) The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company is presently authorized to issue 100,000,000 shares of Common Stock, and shares of preferred stock (the “Special Voting Stock”), each with a par value of $0.0001 per share. There are currently issued and outstanding 35,500,000 shares of Common Stock and 8,963,750 shares of preferred stock. In addition, the Company has warrants outstanding exercisable for an additional 750,000 shares of Common Stock. Each share of Common Stock is entitled to one vote. Each share of Special Voting Stock issued entitles the holder of record to four votes, equal to four shares of the Company’s Common Stock, and each quarter (1/4) share of Special Voting Stock entitles the holder of record to one vote, equal to one share of the Company’s Common Stock. Each holder of Exchangeable Shares is entitled to instruct the Trustee to cast and exercise one of the votes comprising the Voting Rights for each Exchangeable Share held as of the applicable record date.

     The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our former chief executive officer and our top two most highly compensated executive officers other than our former chief executive officer who we refer to as our named executive officers and (iv) all named executive officers and directors as a group, as of March 17, 2009.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of
Beneficial Owner
Owner of More than	Common	Special Voting Stock	Warrants		Percentage of
5% of Class	Stock	(2)	(3)	Total	Common (%)

Kairos Partners, LLC
3625 Cumberland Blvd.,
Suite 600,
Atlanta, GA, 30339	5,355,000(4)(5)(6)	1,338,750(4)(5)	0	6,693,750(4)(5)(6)(8)	13.11%(4)(5)(6)(8)

PureRay Corporation
3490 Piedmont Road,
Suite 1120,
Atlanta, GA, 30305 (8)	4,355,000(4)(5)(6)	1,088,750(4)(5)	0	5,443,750(4)(5)(6)(8)	10.93%(4)(5)(6)(8)

F.W.F Robinson
5851 Knights Drive
Manitock, ON K4M 1K3	3,000,000(6)	750,000(6)	0	3,750,000(6)	7.80%(6)

David Alley
(director nominee)
4506 N. Hilltop Rd.
Phoenix, AZ 85018	20,000,000(9)	0	0	20,000,000(9)	56.34%(9)

Directors and Executive
Officers

Jim Glavas
(former director and
President, Chief Executive
Officer, Chief Financial
Officer, Secretary,
Treasurer and Principal
Accounting Officer) (7)	300,000	0	0	300,000	0.85%

Derek Blackburn
(director, Chief Financial
Officer and Treasurer)(7)	12,835,000(6)	3,208,750(6)	0	16,043,750(6)	26.55%(6)

Mickael Joasil (director)
(7)	12,835,000(6)	3,208,750(6)	0	16,043,750(6)	26.55%(6)

Frank O’Dea
(director) (7)	1,000,000(6)	250,000	0	1,250,000(6)	2.74%(6)

Jefrey M. Wallace
(director and Chief
Executive Officer,
President and
Secretary)(7)	5,355,000(4)(5)(6)	1,338,750(4)(5)(6)	0	6,693,750(4)(5)(6)(8)	13.11%(4)(5)(6)(8)

John McIlwaine (Chief
Operating Officer)(7)	0	0	0	0	0%
All Directors and
Executive Officers
(6 persons)	32,325,000(6)	8,006,250	0	40,331,250(6)	47.87%(6)

(1)

In determining beneficial ownership of our Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired on exercise of warrants within 60 days of that date as well as shares of Common Stock which may be acquired pursuant to the exchange of the Exchangeable Shares. In determining the percent of Common Stock owned by a person or entity on March 17, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares of Common Stock which may be acquired on exercise of warrants within 60 days of that date as well as shares of Common Stock which may be acquired pursuant to the exchange of the Exchangeable Shares, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on March 17, 2008, and (ii) the total number of shares that the beneficial owner may acquire on exercise of warrants within 60 days of that date as well as pursuant to the exchange of the Exchangeable Shares. The Special Voting Stock was issued to provide holders of the Exchangeable Shares (which have no right to vote with our Common Stock) the right to one vote per share of our Common Stock into which such holder’s Exchangeable Shares may be exchanged, and as such the Special Voting Stock is not included in the determination of the percent of Common Stock owned by such holder. As of March 17, 2008, 35,500,000 shares of our Common Stock and 8,963,750 shares of Special Voting Stock were issued and outstanding. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. For information about the Exchangeable Shares and Special Voting Stock, please see ”Proposal 2: Approval of the Divestiture Agreement – Background” which is incorporated herein by reference.

(2)

8,963,750 shares of our Special Voting Stock were issued on July 24, 2008, pursuant to the Share Purchase Agreement and the Exchange Agreement (each as defined in ”Proposal 2: Approval of the Divestiture Agreement – Background” below).

(3)

One warrant was issued for each share of our Common Stock subscribed for in connection with a private placement that took place concurrently with the Acquisition, with a total of 2,000,000 warrants issued. As of January 24, 2009, these warrants have expired.

(4)

Jefrey M. Wallace, a director and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos.

(5)

Pursuant to an Escrow and Share Purchase Agreement dated July 24, 2008 (the “Escrow Agreement”) entered into between Kairos, PureRay Acquisition and Wildeboer Dellelce LLP in connection with the Acquisition, 4,355,000 of the Exchangeable Shares held by Kairos have been placed into escrow and will be incrementally released upon the occurrence of certain performance-based milestone events with respect to PureRay. Kairos has appointed the secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released to Kairos. Kairos has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released to Kairos. For information about the Escrow Agreement, Exchangeable Shares and Special Voting Stock, please see ”Proposal 2: Approval of the Divestiture Agreement – Background” which is incorporated herein by reference.

(6)	Shares of Common Stock beneficially owned reflect the number of shares of Common Stock for which the holder’s Exchangeable Shares may be exchanged.

(7)	The address of each of our directors and executive officers is 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305.

(8)

In connection with the Acquisition, on July 24, 2008, PureRay Acquisition amalgamated with its wholly-owned subsidiary, PureRay Corporation, and is now PureRay Corporation, a corporation formed under the laws of Canada.

(9)

In connection with the Divestiture Agreement, on March 17, 2009, the Company entered into a subscription agreement (the “Alley Private Placement”) with David Alley pursuant to which Mr. Alley purchased the Alley Shares from the Company in consideration of $20,000.00 (the “Purchase Price”). Mr. Alley has executed a proxy with respect to the Alley Shares in favor of Jefrey M. Wallace, the Company’s Chief Executive Officer, President and Secretary, which will allow Mr. Wallace to vote the Alley Shares at the Company’s 2009 Annual Meeting with respect to the approval of the Divestiture Agreement, the election of Mr. Alley as the sole director of the Company and any other business as may properly come before the 2009 Annual Meeting and any adjournments or postponements thereof. Additionally, in the event that the Divestiture Agreement is not approved by shareholders at the 2009 Annual Meeting, the Alley Shares will be redeemed and cancelled by the Company and the Purchase Price will be returned to Mr. Alley.

     Upon shareholder approval and completion of the Divestiture Agreement and related transactions described in Proposal 2 of this proxy statement, the Special Voting Stock issued in connection with the Acquisition will be returned to the Company and cancelled. Concurrently with closing of the Divestiture Agreement, PureRay Holdings and PureCanada intend to amalgamate under the federal laws of Canada and the Exchangeable Shares will be converted into common shares of the resulting amalgamated corporation, also to be known as PureRay Corporation, a corporation organized under the laws of Canada.

     The following table sets forth certain information with respect to the beneficial ownership of our voting securities after the completion of the Divestiture Agreement and the election of Mr. Alley as the sole director and his appointment as president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer of the Company by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our named executive officers and (iv) all named executive officers and directors as a group.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Ownership	Position	of Class
		former director and President, Chief
		Executive Officer, Chief Financial
Jim Glavas (1)		Officer, Secretary, Treasurer and
	300,000	Principal Accounting Officer	0.85%
Derek Blackburn (1)		former director, Chief Financial Officer
	0	and Treasurer	0
Mickael Joasil (1)	0	former director	0
Frank O’Dea (1)	0	former director	0

Jefrey M. Wallace (1)		former director and Chief Executive
	0	Officer, President and Secretary	0

John McIlwaine (1)	0	former Chief Operating Officer	0
David Alley
(director nominee)		President, Principal Executive Officer,	56.34%
4506 N. Hilltop Rd.
Phoenix, AZ 85018	20,000,000
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer,
		Secretary and sole Director

All Officers and Directors as a
Group (6 Persons)	20,000,000		57.19%

     (1) The address of each of our directors and executive officers is 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305. David Alley’s election is based upon the Divestiture Agreement being approved by the Company’s shareholders, and the Board will remain as currently constituted in the event that the Divestiture Agreement is not approved by the Company’s shareholders.

Change in Control

     On July 24, 2008, the Company completed the Acquisition. Pursuant to a Capital Contribution Agreement (the “Capital Contribution Agreement”) executed in connection with the Acquisition, Jim Glavas, who previously controlled the Company pursuant to his ownership of 21,670,000 shares, or 62.15%, of the Company’s Common Stock. After the Acquisition, Mr. Glavas beneficially owned 300,000 shares, or 0.55%, of the Company’s Common Stock and no longer controls the Company. There are no agreements among the Principals with respect to control of the Company and the Principals are not acting as group for such purpose. As such, immediately after the

Acquisition, no individual shareholder or shareholder group controlled the Company. For information about the Acquisition and the Capital Contribution Agreement, please see the information set forth below under “Proposal 2: Approval of the Divestiture Agreement – Background”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. O’Dea (as trustee of the O’Dea Family Trust), Joasil and Blackburn and Kairos were parties to the Share Purchase Agreement in their capacities as PureRay Shareholders. Pursuant to the Share Purchase Agreement, Messrs. O’Dea (as trustee of the O’Dea Family Trust), Joasil and Blackburn and Kairos acquired a beneficial interest in 1,000,000, 12,835,000, 12,835,000 and 5,355,000 Exchangeable Shares, respectively, and 250,000, 3,208,750, 3,208,750 and 1,338,750 shares of our Special Voting Stock, respectively. Jefrey M. Wallace, a member of our Board and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos. For information about the Share Purchase Agreement, the Exchangeable Shares and the Special Voting Stock, please see the information set forth below under “Proposal 2: Approval of the Divestiture Agreement –Background”, which information is incorporated herein by reference.

     Kairos was a party to the Escrow Agreement, whereby 4,355,000 of the Exchangeable Shares held by Kairos were placed into escrow and were to be incrementally released upon the occurrence of certain performance benchmarks achieved by PureRay. Kairos has appointed the Secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released. Kairos has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released. Jefrey M. Wallace, a director and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos. For information about the Escrow Agreement, please see the information set forth below under “Proposal 2: Approval of the Divestiture Agreement – Background” which is incorporated herein by reference.

     Effective January 2008, the Company agreed to pay Kairos certain fees and reimburse Kairos for certain expenses it incurred in connection with the Acquisition (the “Kairos Pre-Acquisition Arrangement”). The Company paid $79,314 to Kairos pursuant to the Kairos Pre-Acquisition Arrangement, which amount was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition. Jefrey M. Wallace, a director and the Chief Executive Officer of the Company, holds an approximate 28% membership interest in and is a managing member of Kairos.

     Effective June 1, 2008, the Company agreed to reimburse Kairos for the Company’s allocable cost of office facilities, equal to $1,500 per month, and other overhead and expenses pursuant to the Administrative Services Arrangement. The Company also agreed to reimburse Kairos for the allocable portion of Jefrey M. Wallace’s salary for his services as Chief Executive Officer, President and Secretary of the Company and Chief Executive Officer of PureCanada (as defined below under “Proposal 2: Approval of the Divestiture Agreement – Background”). Mr. Wallace currently receives a salary of $20,000 per month plus an automobile allowance of $1,500 per month for his services on behalf of the Company and PureCanada, which amounts are reimbursed by the Company to Kairos in accordance with the Administrative Services Arrangement. Mr. Wallace receives no compensation for his services as a director of the Company.

     Effective May 1, 2008, the Company agreed, pursuant to the Blackburn Arrangement, to pay Derek Blackburn, the Chief Financial Officer, Treasurer and a director of the Company, $12,500 per month for his services as Chief Financial Officer and Treasurer of the Company, and as an employee of the Company and PureCanada, in which capacity Mr. Blackburn is primarily responsible for leading the marketing and sales efforts for the PureRay Technology. Pursuant to the Blackburn Arrangement, Mr. Blackburn is also reimbursed for certain travel and other expenses. Mr. Blackburn will receive no compensation for his services as a director of the Company. Under the Blackburn Arrangement, $12,500 of Mr. Blackburn’s compensation was paid directly by PureCanada using funds advanced by the Company to PureCanada prior to the Acquisition.

     Effective May 1, 2008, the Company agreed, pursuant to the Joasil Arrangement, to pay Mickael Joasil, a director of the Company, $12,500 per month for his services as an employee of the Company and PureCanada, in which capacity Mr. Joasil is primarily responsible for continued research and development of the PureRay Technology and continued product innovation. Pursuant to the Joasil Arrangement, Mr. Joasil is also reimbursed for certain travel and other expenses. Mr. Joasil will receive no compensation for his services as a director of the Company. Under the Joasil Arrangement, $12,500 of Mr. Joasil’s compensation was paid directly by PureCanada using funds advanced by the Company to PureCanada prior to the Acquisition.

     On September 15, 2008, the Company’s Board ratified and confirmed each of the Kairos Pre-Acquisition Arrangement, the Administrative Services Arrangement, the Blackburn Arrangement and the Joasil Arrangement. As the above arrangements do not represent written agreements, each of the foregoing arrangements are terminable by either party without notice.

     The Company’s former President, James Glavas, advanced a total of $49,500 to the Company for general working capital (the “Loan”). For the fiscal 2007 and 2008, the largest aggregate amount of principal outstanding under the Loan was $29,500 and $49,500, respectively. The Loan is non-interest bearing, unsecured and due on demand. To date, the Company has not paid any amounts of principal under the Loan. Pursuant to the terms of the Divestiture Agreement, the Company will retain the Loan as a liability after the divestiture of the PureRay subsidiaries.

     Other than as set forth above, none of the Company’s directors, executive officers or nominee for election as a director, and no owner of five percent or more of our outstanding shares of Common Stock or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $120,000 or one percent of the average of our total assets at our year end for the last two completed fiscal years.

PROPOSAL 2: APPROVAL OF THE DIVESTITURE AGREEMENT

     The person whose name is set forth as proxy in the enclosed proxy card will vote all shares over which he has discretionary authority “FOR” the approval of the Divestiture Agreement unless otherwise directed.

      The Board recommends a vote FOR the approval of the Divestiture Agreement.

     The Principals (as defined below under “Proposal 2: Approval of the Divestiture Agreement –Background”) intend to vote their shares for (i) the election of David Alley as the sole director of the Company and (ii) the approval of the Divestiture Agreement. Additionally, David Alley has executed a proxy in favor of Jefrey M. Wallace, a Principal and the Company’s Chief Executive Officer, President and Secretary, with respect to the Alley Shares that will allow Mr. Wallace to exercise the voting rights of the Alley Shares at the 2009 Annual Meeting. The Special Voting Stock beneficially owned by the Principals represents approximately 50.25% of the voting power of the Company’s outstanding capital stock. The Alley Shares represent approximately 28.03% of the voting power of the Company’s outstanding capital stock. The aggregate 78.28% of the voting power of the Company’s outstanding capital stock held by the Principals and David Alley is sufficient to approve both proposals.

Therefore, if all of the Principals vote for both proposals and Mr. Wallace exercises his right under the proxy to vote the Alley Shares for both proposals, both proposals will be approved.

Background

     On July 24, 2008, the Company entered into a Share Purchase Agreement by and among the Company, PureRay Acquisition Inc., a corporation formed under the laws of Canada (“PureRay Acquisition”) and a wholly-owned subsidiary of PureRay Holdings, PureRay Corporation, a corporation formed under the laws of Canada (“Old PureCanada”), and the Principals, whereby PureRay Acquisition acquired all of the outstanding shares of PureCanada (the “PureCanada Shares”) from the Principals.

     Pursuant to the terms of the Share Purchase Agreement, PureRay Acquisition acquired all of the PureCanada Shares. The purchase price was paid by the issuance of one exchangeable share, without par value, of PureRay Acquisition (each, an “Exchangeable Share”) for each PureCanada Share acquired, for a total of 35,855,000 Exchangeable Shares. The Share Purchase Agreement contains customary representations and warranties by each of the parties.

     The Principals were fully indemnified the Company on an after-tax basis against (i) all loss, liability and expense arising out of any misrepresentation or breach of warranty by the Principals and (ii) all liabilities of the Company including liabilities for any taxes, in each case including reasonable fees and expenses, including attorneys’’ fees, in connection with any action or proceeding against the Company, PureCanada or PureRay Acquisition under the Share Purchase Agreement. The Company will fully indemnify the Principals on an after-tax basis against any loss, liability or expense arising out of any misrepresentation or breach of warranty or covenant of the Company or PureRay Acquisition under the Share Purchase Agreement.

     In connection with the Share Purchase Agreement, on July 24, 2008, the Company, PureRay Holdings, PureRay Acquisition and Derek Blackburn, as trustee (the “Trustee”), entered into a Voting and Exchange Trust Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company issued shares of Special Voting Stock, in a ratio of a quarter (1/4) share of Special Voting Stock for each Exchangeable Share issued in connection with the Acquisition (for a total of 8,963,750 shares of Special Voting Stock) to the Trustee to be held for and on behalf of the registered holders of the Exchangeable Shares (the “Beneficiaries” and each a “Beneficiary”).

     The Trustee, for the use and benefit of the Beneficiaries, is entitled to all of the Voting Rights (as defined below), including the right to vote in person or by proxy the Company’s Special Voting Stock on any matters, questions, proposals or propositions that may properly come before the shareholders of the Company at a meeting of the shareholders of the Company or in connection with a consent of the shareholders of the Company. The Voting Rights are exercised by the Trustee on the basis of instructions received from the Beneficiaries entitled to instruct the Trustee with respect to a meeting or consent of the shareholders of the Company. Each Beneficiary is entitled to instruct the Trustee to cast and exercise one of the votes comprising the Voting Rights for each Exchangeable Share held as of the applicable record date. To the extent that no instructions are received from a Beneficiary, the Trustee may not exercise the Voting Rights with respect to such Exchangeable Shares. The Company will communicate to the Trustee and each of the Beneficiaries in the same manner as the Company communicates to holders of the Company’s Common Stock, with respect to a meeting or consent of the shareholders of the Company, and will deliver to the Trustee and each Beneficiary all proxy materials, information statements and other written communications that are distributed from time to time to holders of the Company’s Common Stock. Each Beneficiary is also entitled to attend any meeting of the shareholders of the Company and personally exercise the Voting Rights to which such Beneficiary is entitled.

     The Exchange Agreement granted the Trustee, for the use and benefit of the Beneficiaries, the right (the “Exchange Right”) to require PureRay Acquisition to purchase from such Beneficiary all or any part of the

Exchangeable Shares held by such Beneficiary upon the occurrence and during the continuance of an Insolvency Event (defined generally as the institution of a proceeding to have PureRay Acquisition adjudicated as bankrupt, insolvent or to be wound up, and the failure by PureRay Acquisition to contest in good faith any such proceeding within 30 days of becoming aware thereof). The purchase price payable for each Exchangeable Share purchased by PureRay Acquisition under the Exchange Right equals the market price of a share of the Company’s Common Stock on the business day before the purchase of such Exchangeable Share, plus the full amount of all declared and unpaid dividends on such Exchangeable Share (the “Exchangeable Share Purchase Price”). The Exchangeable Share Purchase Price is payable only by PureRay Acquisition delivering or causing to be delivered to the relevant Beneficiary one share of the Company’s Common Stock for each Exchangeable Share purchased plus a cash amount equal to the amount of all accrued and unpaid dividends on such Exchangeable Share (the “Exchange Consideration”). The Trustee may only exercise the Exchange Right on the basis of instructions received from Beneficiaries entitled to instruct the Trustee as to the exercise thereof and only upon receipt of the Exchangeable Shares to be exchanged by each Beneficiary. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee will not exercise or permit the exercise of the Exchange Right.

     The Exchange Agreement also granted the Trustee, for the use and benefit of the Beneficiaries, an automatic right (the “Automatic Exchange Right”) to exchange the Exchangeable Shares for shares of the Company’s Common Stock upon the occurrence of a Liquidation Event (defined generally a voluntary liquidation, dissolution or winding up of the Company or a threatened or instituted proceeding to effect the same). Under the Automatic Exchange Right, PureRay Holdings will purchase on the fifth business day before the effective date of a Liquidation Event all of the then outstanding Exchangeable Shares at the Exchangeable Share Purchase Price payable in the Exchange Consideration.

     In connection with the Share Purchase Agreement, on July 24, 2008, the Company, PureRay Holdings and PureRay Acquisition entered into a Support Agreement (the “Support Agreement”). Pursuant to the Support Agreement, the Company made the following covenants for so long as any Exchangeable Shares remain outstanding: (i) the Company will not declare or pay any dividends on the Company’s Common Stock unless PureRay Acquisition is able to declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares; (ii) the Company will advise PureRay Acquisition in advance of the declaration of any dividend on the Company’s Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as those for the Company’s Common Stock; (iii) the Company will ensure that the record date for any dividend declared on the Company’s Common Stock is not less than 10 days after the declaration date of such dividend; (iv) the Company will take all actions and do all things reasonably necessary or desirable to enable and permit PureRay Acquisition to make any required payments to the holders of Exchangeable Shares; (v) the Company will take all actions and do all things reasonably necessary or desirable to enable and permit PureRay Holdings to perform its obligations with respect to the Exchangeable Shares; and (vi) the Company will not exercise its vote as a shareholder of PureRay Acquisition to initiate the voluntary liquidation, dissolution or winding-up of PureRay Acquisition nor take any action that is designed to result in the liquidation, dissolution or winding up of PureRay Acquisition.

     The Support Agreement further provided that, without the prior approval of PureRay Acquisition and the holders of Exchangeable Shares, the Company will not issue or distribute (i) additional shares of the Company’s Common Stock, (ii) securities exchangeable for or convertible into or carrying rights to acquire the Company’s Common Stock or rights to subscribe therefor, (iii) any other class of securities of the Company, (iv) evidences of indebtedness of the Company or (v) other assets of the Company to all or substantially all holders of the Company’s Common Stock, nor change the Company’s Common Stock, unless the same or an economically equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously on a per share basis.

     In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Company’s Common Stock which is recommended by the Company’s Board, or is otherwise effected or to be effected with the consent or approval of the Company’s Board, and in connection with which the Exchangeable Shares are not redeemed by PureRay Acquisition or purchased by PureRay Holdings or the Company, the Company will use reasonable efforts to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of the Company’s Common Stock.

     In connection with the Share Purchase Agreement, on July 24, 2008, Jim Glavas, a former officer and director of the Company and the Company entered into a Capital Contribution Agreement (the “Contribution Agreement”) whereby Mr. Glavas contributed 21,370,000 shares of the Company’s Common Stock to the Company as a capital contribution, for which Mr. Glavas received no consideration. The contributed shares returned to authorized but unissued shares of the Company’s Common Stock. Mr. Glavas continues to hold 300,000 shares of the Company’s Common Stock.

     In connection with the Share Purchase Agreement, on July 24, 2008, Kairos, PureCanada and Wildeboer Dellelce LLP (the “Escrow Agent”), entered into an Escrow and Share Purchase Agreement (the “Escrow Agreement”). Jefrey M. Wallace, a director and the Chief Executive Officer of the Company, holds an approximate 28% membership interest in and is a managing member of Kairos. Pursuant to the Escrow Agreement, Kairos delivered 4,355,000 PureCanada Shares (the “Escrowed Shares”) to the Escrow Agent to be held in escrow and incrementally released upon the occurrence of certain performance-based milestone events with respect to PureCanada and the Company. As a result of the Acquisition, the PureCanada Shares held in escrow have been exchanged with Exchangeable Shares. The Escrow Agreement was amended and restated immediately following completion of the Acquisition to substitute PureRay Acquisition in the place of PureCanada.

     Under the Escrow Agreement, as amended, Kairos has appointed the Secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released to Kairos. Kairos also has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released to Kairos.

The Escrowed Shares were to be released to Kairos as follows:

  545,000 Escrowed Shares, within 120 days after the end of the financial year of PureCanada in which the sales of PureCanada and its affiliates are at least US$8,000,000;

  545,000 Escrowed Shares, within 120 days after the end of the financial year of PureCanada in which the minimum EBITDA of PureCanada and its affiliates for such financial year, on a consolidated basis, is at least US$1,000,000;

  545,000 Escrowed Shares, within 120 days after the end of the financial year of PureCanada in which the minimum EBITDA of PureCanada and its affiliates for such financial year, on a consolidated basis, is at least US$2,500,000;

  545,000 Escrowed Shares, within 120 days after the end of the financial year of PureCanada in which the minimum EBITDA of PureCanada and its affiliates for such financial year, on a consolidated basis, is at least US$5,000,000; and

  2,175,000 Escrowed Shares, within five days after the day on which the shares of Common Stock of the Company are listed and posted for trading on the Nasdaq Stock Market.

      To date, no shares have been released from escrow.

     In the event of Jefrey M. Wallace’s termination, resignation, or inability to perform the duties of Chief Executive Officer of PureCanada or any of its affiliates (including the Company), or at any time after the fifth anniversary of the date of the Escrow Agreement, PureCanada has the right, but not the obligation, to require Kairos to sell to PureRay Acquisition or its designee the Escrowed Shares remaining in escrow for a price equal to CDN$0.00001 per share.

     Except as required by applicable law, the Exchangeable Shares issued in connection with the Acquisition have no voting rights with respect to meetings or consents of shareholders of PureRay Acquisition. Dividends on Exchangeable Shares will be declared in the event a dividend is declared on shares of the Company’s Common Stock. Dividends will be declared and paid on each Exchangeable Share in like type and amount as are declared and paid on each share of the Company’s Common Stock, except that cash dividends will be paid on Exchangeable Shares in Canadian Dollars and stock dividends will be paid on Exchangeable Shares in additional Exchangeable Shares. Subject to the Exchange Right, the Exchangeable Shares have priority over shares of PureRay Acquisition which by their designation rank junior to the Exchangeable Shares, including without limitation the common shares of PureRay Acquisition, with respect to payments or distributions on the liquidation, dissolution or winding-up of PureRay Acquisition.

     Each holder of Exchangeable Shares had the right (the “Retraction Right”) at any time to require PureRay Acquisition to redeem any or all of the Exchangeable Shares registered in the name of such holder at the Exchangeable Share Purchase Price payable in the Exchange Consideration. The Company and PureRay Holdings each have an overriding right, in the event that a holder of Exchangeable Shares exercises its Retraction Right, to purchase from such holder all but not less than all of the Exchangeable Shares tendered for redemption at the Exchangeable Share Purchase Price payable in the Exchange Consideration.

     PureRay Acquisition may establish a date (the “Redemption Date”), which may be no less than 5 years after the initial issuance of the Exchange Shares, on which PureRay Acquisition will redeem the Exchangeable Shares at the Exchangeable Share Purchase Price payable in the Exchange Consideration. PureRay Acquisition may also establish a Redemption Date within 5 years after the initial issuance of the Exchangeable Shares in the event that less than 10% of the aggregate number of Exchangeable Shares issued remain outstanding, there is a change in control of the Company (defined generally as (i) a person, including its affiliates, becoming the beneficial owner of securities carrying in excess of 50.1% of the total voting rights attaching to all securities of the Company or (ii) the Company consolidating or amalgamating with, or merging with or into, another person resulting in the transferee person holding securities carrying in excess of 50.1% of the total voting rights attaching to all securities of the Company), and upon the occurrence of certain other events. The Company and PureRay Holdings each have an overriding right to purchase from the holder thereof all but not less than all of the Exchangeable Shares on the Redemption Date at the Exchangeable Share Purchase Price payable in the Exchange Consideration.

     For so long as the Exchangeable Shares are outstanding, PureRay Acquisition has agreed not to take certain actions without the prior approval of the holders of a majority of the Exchangeable Shares, voting together as a single class, including:

  paying any dividends on common stock or any other shares which by their designation rank junior to the Exchangeable Shares, other than stock dividends payable in common stock or any such other shares ranking junior to the Exchangeable Shares;

  redeeming or purchasing or making any capital distribution in respect of common stock or any other shares which by their designation rank junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

  redeeming or purchasing any other shares which by their designation rank equally with the Exchangeable

      Shares with respect to the payment of dividends or on any liquidation distribution.

     The above restrictions shall only apply if dividends shall have been declared on the Company’s Common Stock and all dividends on the outstanding Exchangeable Shares corresponding to such dividends on the Common Stock have not been declared on the Exchangeable Shares and paid in full.

     The Special Voting Stock was issued in connection with the Acquisition to provide holders of the Exchangeable Shares with the right to vote at meetings of the shareholders of the Company or in connection with a consent of the shareholders of the Company. Each share of Special Voting Stock issued entitles the holder of record to four votes, equal to four shares of the Company’s Common Stock, and each quarter (1/4) share of Special Voting Stock entitles the holder of record to one vote, equal to one share of the Company’s Common Stock, at a meeting or in connection with a consent of the shareholders of the Company (the “Voting Rights”). The Special Voting Stock will vote together with the Company’s Common Stock as a single class. The Special Voting Stock is not entitled to receive dividends or any payments or distributions upon any liquidation, dissolution or winding up of the Company. Upon the acquisition by PureRay Acquisition of Exchangeable Shares, or upon the exchange by the Company or any of its affiliates of the Company’s Common Stock for Exchangeable Shares, the Company will redeem one quarter (1/4) share of the Special Voting Stock from the holdings of the holder of such Exchangeable Share for each Exchangeable Share acquired by the Company or any of its affiliates for an amount equal to US$0.000001 per share. As of the date when there are no Exchangeable Shares issued and outstanding, the Special Voting Stock will be cancelled, retired and eliminated from the shares which the Company is authorized to issue.

     In connection with the Acquisition, on July 24, 2008, PureRay Acquisition amalgamated with Old PureCanada to form PureCanada.

     The foregoing information relating to the Acquisition, Share Purchase Agreement, Exchange Agreement, Support Agreement, Contribution Agreement and Escrow Agreement (the “Acquisition Agreements”) is a summary of the material provisions of the Acquisition Agreements and is qualified in its entirety by the full text of the Acquisition Agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to our Form 8-K/A filed on October 9, 2008, and are incorporated by reference herein.

Business Operations

     The Company is engaged in the design, manufacture and sale of the PureRay Technology. The PureRay Technology is designed to provide high intensity LED lighting utilizing solar energy and a multiplexing chip. The PureRay Technology, which is focused primarily on developing world residential lighting applications, provides a safe, cost-effective, solar-powered alternative to kerosene lighting that is currently in use in off-grid structures throughout the developing world. In addition to applications in off-grid situations, the PureRay Technology can also accommodate on-grid residences that are subject to blackouts and brownouts. The charging stations are powered by solar panels and are capable of charging three bulbs at a time. They can also be used to power cell phones and other small electronic devices.

     As of the date of the Acquisition, both the Company and PureCanada were Development Stage Companies as defined by Statement of Financial Accounting Standard No. 7 “Accounting and Reporting for Enterprises in the Development Stage.” From the dates of inception of the Company and PureCanada through the date of the Acquisition, their only activities had been organizational, directed at acquiring principal business assets, raising initial capital and developing business plans. the Company and PureCanada had not commenced commercial operations, had no full time employees and owned no real estate. After the Acquisition, the Company remains a Development Stage Company. The Company’s ability to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company’s ability to continue as a going concern.

     Since the Acquisition, the Company has been engaged in activities to finalize product prototypes and to secure manufacturing and distribution agreements for the Company’s products. The Company has contracted with an engineering firm for certain design, engineering, and product testing services. The Company has also contracted with a manufacturing company for offshore production of the Company’s products and accessories. We intend to initially manufacture our products in China through IMCG Global.

     The Company has completed initial product development and received an initial sales order for 10,000 units. The order is expected to be shipped in February 2009. The Company is continuing to explore various distribution strategies and is engaged in discussions with a number of third parties with respect to distribution of the product.

Proposed Cessation of Reporting with the Securities and Exchange Commission

     On November 12, 2008, the Company announced in a Current Report on Form 8-K that its Board unanimously voted to voluntarily terminate the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, by filing a Certification and Notice of Termination of Registration on Form 15 (the “Form 15”) with the Securities and Exchange Commission on or about November 28, 2008. On November 26, 2008, the Company announced in a Current Report on Form 8-K that the Company had determined to postpone the filing of the Form 15 until on or about December 12, 2008.

     The Company’s management determined not to deregister the Company’s Common Stock by filing the Form 15 at that time. Management determined not to file the Form 15 at that time to allow the Company time to explore strategic alternatives to the deregistration of its Common Stock.

     The Company determined that the only acceptable alternative was to unwind the original acquisition and restore the Company to the status it held prior to the Acquisition.

Divestiture Agreement

     On March 17, 2009, the Company entered into a Divestiture Agreement with the parties to the original Acquisition Agreements for the purpose of unwinding the foregoing transaction and placing the Company in, as nearly as practical, the same position it was in prior to the entering into the Acquisition Agreements.

     The reason for the unwinding is because the cost of Securities and Exchange Commission compliance is draining the Company of money needed for developing its business. After discussing the situation with many shareholders of the Company who clearly stated that they wanted the Company to continue reporting with the Securities and Exchange Commission and maintain its listing on the Over-the-Counter Bulletin Board, it was decided that, subject to shareholder approval, the Company would unwind the original acquisition transaction. Upon the completion of the unwinding process, the Company will continue to report with the Securities and Exchange Commission and maintain its listing on the Over-the-Counter Bulletin Board.

     No federal or state regulatory requirements must be complied with or approval obtained in connection with the Divestiture Agreement or the transactions contemplated therein. No reports, opinions or appraisals were sought or obtained in connection with the Divestiture Agreement or the transactions contemplated therein.

     Under the Divestiture Agreement (i) the Company will divest its direct holdings in PureRay Holdings and its indirect holdings in PureCanada; (ii) the Exchange Agreement and the Support Agreement will be terminated; (iii) PureRay Holdings (or its successor) will purchase or redeem all of its issued and outstanding shares from the Company for an aggregate purchase price of CDN$100; (iv) the Company will purchase for cancellation all of its issued and outstanding Special Voting Stock (all of which are registered in the name of the Trustee) for no consideration; and (v) the Principals will become the holders of all of the issued and outstanding shares of PureCanada (or its successor), all as per the terms and conditions of the Divestiture Agreement.

     The Special Voting Stock issued in connection with the Acquisition will be returned to the Company and cancelled. Concurrently with closing of the Divestiture Agreement, PureRay Holdings and PureCanada intend to amalgamate under the federal laws of Canada and the Exchangeable Shares will be converted into common shares of the resulting Divested Corporation, also to be known as PureRay Corporation, a corporation organized under the laws of Canada, the address of which will be 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305.

     The Principals include current directors and executive officers of the Company, including (i) Jefrey M. Wallace, the Company’s Chief Executive Officer, President and Secretary, (ii) Derek Blackburn, the Company’s Chief Financial Officer and Treasurer, (iii) Frank O’Dea, a director of the Company and (iv) Mickael Joasil, a director of the Company. Mr. Wallace is a Principal as he holds a 28% membership interest in Kairos and is a managing member of Kairos. F.W.F. Robinson, currently a beneficial owner of 7.80% of the Company’s Common Stock, is also a Principal. After the closing of the Divestiture Agreement, the Principals will be the sole shareholders of the Divested Corporation. Further, the Principals, including the current executive officers and directors of the Company, will not hold any interest in the Company after the closing of the Divestiture Agreement.

     After the closing of the Divestiture Agreement, the Company will have no ongoing operations and will revert to a blank check company and a shell company and will no longer hold any interest in the Divested Corporation or any of the assets held by the Divested Corporation. All of the current assets of the Company will follow the Divested Corporation pursuant to the Divestiture Agreement and as a result, the Company will have no nominal assets after the closing of the Divestiture Agreement.

     David Alley, the director nominee, will effectively control the Company due to his ownership of 20,000,000 shares of the Company’s Common Stock after the closing of the Divestiture Agreement. Additionally, the Company’s current directors and executive officers will resign, and Mr. Alley will become the Company’s sole director and executive officer.

     The Divestiture Agreement contains customary representations and warranties by the Principals. The closing of the Divestiture Agreement is subject to several conditions with respect to the Company, PureRay Holdings, PureCanada and the Principals as set forth in the Divestiture Agreement, including the condition that the Divestiture Agreement be approved by two-thirds of the outstanding voting power of the Company pursuant to Section 12.020(5) of the Washington Business Corporation Act. Further, existing shareholders have the right to dissent pursuant to Section 13.020(1)(c) of the Washington Business Corporation Act.

     The description of the Divestiture Agreement described in this proxy statement does not purport to be complete and is qualified in its entirety by reference to the Divestiture Agreement which is attached hereto as Exhibit A and incorporated herein by reference. The Divestiture Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, PureRay Holdings, or PureCanada.

     In connection with the Divestiture Agreement, on March 17, 2009, the Company entered the Alley Private Placement with David Alley pursuant to which Mr. Alley purchased the 20,000,000 Alley Shares from the Company in consideration of the Purchase Price of $20,000.00. The shares were sold to Mr. Alley pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Mr. Alley is a sophisticated investor who understands the Company’s business and is capable of reading and understanding financial statements. Mr. Alley was furnished with copies of all of the Company’s filings with the Securities and Exchange Commission. Proceeds received by the Company in connection with the private placement will be used to cover expenses of the Company related to the Divestiture Agreement.

     The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our former chief executive officer and our top two most highly compensated executive officers other than our former chief executive officer who we refer to as our named executive officers and (iv) all named executive officers and directors as a group, as of March 17, 2009.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of
Beneficial Owner
Owner of More than	Common	Special Voting Stock	Warrants		Percentage of
5% of Class	Stock	(2)	(3)	Total	Common (%)

Kairos Partners, LLC
3625 Cumberland Blvd.,
Suite 600,
Atlanta, GA, 30339	5,355,000(4)(5)(6)	1,338,750(4)(5)	0	6,693,750 (4)(5)(6)(8)	13.11%(4)(5)(6)(8)

PureRay Corporation
3490 Piedmont Road,
Suite 1120,
Atlanta, GA, 30305 (8)	4,355,000(4)(5)(6)	1,088,750(4)(5)	0	5,443,750 (4)(5)(6)(8)	10.93%(4)(5)(6)(8)

F.W.F Robinson
5851 Knights Drive
Manitock, ON K4M 1K3	3,000,000(6)	750,000(6)	0	3,750,000(6)	7.80%(6)

David Alley
(director nominee)
4506 N. Hilltop Rd.
Phoenix, AZ 85018	20,000,000(9)	0	0	20,000,000(9)	56.34%(9)
Directors and Executive
Officers

Jim Glavas
(former director and
President, Chief Executive
Officer, Chief Financial
Officer, Secretary,
Treasurer and Principal
Accounting Officer) (7)	300,000	0	0	300,000	0.85%

Derek Blackburn
(director, Chief Financial
Officer and Treasurer)(7)	12,835,000(6)	3,208,750(6)	0	16,043,750(6)	26.55%(6)

Mickael Joasil (director)
(7)	12,835,000(6)	3,208,750(6)	0	16,043,750(6)	26.55%(6)

Frank O’Dea
(director) (7)	1,000,000(6)	250,000	0	1,250,000(6)	2.74%(6)

Jefrey M. Wallace
(director and Chief
Executive Officer,
President and
Secretary)(7)	5,355,000(4)(5)(6)	1,338,750(4)(5)(6)	0	6,693,750 (4)(5)(6)(8)	13.11%(4)(5)(6)(8)

John McIlwaine (Chief
Operating Officer)(7)	0	0	0	0	0%
All Directors and
Executive Officers
(6 persons)	32,325,000(6)	8,006,250	0	40,331,250(6)	47.87%(6)

(1)

In determining beneficial ownership of our Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired on exercise of warrants within 60 days of that date as well as shares of Common Stock which may be acquired pursuant to the exchange of the Exchangeable Shares. In determining the percent of Common Stock owned by a person or entity on March 17, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares of Common Stock which may be acquired on exercise of warrants within 60 days of that date as well as shares of Common Stock which may be acquired pursuant to the exchange of the Exchangeable Shares, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on March 17, 2008, and (ii) the total number of shares that the beneficial owner may acquire on exercise of warrants within 60 days of that date as well as pursuant to the exchange of the Exchangeable Shares. The Special Voting Stock was issued to provide holders of the Exchangeable Shares (which have no right to vote with our Common Stock) the right to one vote per share of our Common Stock into which such holder’s Exchangeable Shares may be exchanged, and as such the Special Voting Stock is not included in the determination of the percent of Common Stock owned by such holder. As of March 17, 2008, 35,500,000 shares of our Common Stock and 8,963,750 shares of Special Voting Stock were issued and outstanding. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. For information about the Exchangeable Shares and Special Voting Stock, please see ”Proposal 2: Approval of the Divestiture Agreement – Background” which is incorporated herein by reference.

(2)

8,963,750 shares of our Special Voting Stock were issued on July 24, 2008, pursuant to the Share Purchase Agreement and the Exchange Agreement (each as defined in ”Proposal 2: Approval of the Divestiture Agreement – Background” below).

(3)

One warrant was issued for each share of our Common Stock subscribed for in connection with a private placement that took place concurrently with the Acquisition, with a total of 2,000,000 warrants issued. As of January 24, 2009, these warrants have expired.

(4)

Jefrey M. Wallace, a director and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos.

(5)

Pursuant to an Escrow and Share Purchase Agreement dated July 24, 2008 (the “Escrow Agreement”) entered into between Kairos, PureRay Acquisition and Wildeboer Dellelce LLP in connection with the Acquisition, 4,355,000 of the Exchangeable Shares held by Kairos have been placed into escrow and will be incrementally released upon the occurrence of certain performance-based milestone events with respect to PureRay. Kairos has appointed the secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released to Kairos. Kairos has no right to dividends or other distributions or payments made on the Exchangeable

Shares held in escrow until such shares are released to Kairos. For information about the Escrow Agreement, Exchangeable Shares and Special Voting Stock, please see ”Proposal 2: Approval of the Divestiture Agreement – Background” which is incorporated herein by reference.

Shares of Common Stock beneficially owned reflect the number of shares of Common Stock for which the holder’s Exchangeable Shares may be exchanged.

The address of each of our directors and executive officers is 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305.

In connection with the Acquisition, on July 24, 2008, PureRay Acquisition amalgamated with its wholly-owned subsidiary, PureRay Corporation, and is now PureRay Corporation, a corporation formed under the laws of Canada.

In connection with the Divestiture Agreement, on March 17, 2009, the Company entered into a subscription agreement (the “Alley Private Placement”) with David Alley pursuant to which Mr. Alley purchased the Alley Shares from the Company in consideration of $20,000.00 (the “Purchase Price”). Mr. Alley has executed a proxy with respect to the Alley Shares in favor of Jefrey M. Wallace, the Company’s Chief Executive Officer, President and Secretary, which will allow Mr. Wallace to vote the Alley Shares at the Company’s 2009 Annual Meeting with respect to the approval of the Divestiture Agreement, the election of Mr. Alley as the sole director of the Company and any other business as may properly come before the 2009 Annual Meeting and any adjournments or postponements thereof. Additionally, in the event that the Divestiture Agreement is not approved by shareholders at the 2009 Annual Meeting, the Alley Shares will be redeemed and cancelled by the Company and the Purchase Price will be returned to Mr. Alley.

     Upon shareholder approval and completion of the Divestiture Agreement and related transactions described in Proposal 2 of this proxy statement, the Special Voting Stock issued in connection with the Acquisition will be returned to the Company and cancelled. Concurrently with closing of the Divestiture Agreement, PureRay Holdings and PureCanada intend to amalgamate under the federal laws of Canada and the Exchangeable Shares will be converted into common shares of the resulting amalgamated corporation, also to be known as PureRay Corporation, a corporation organized under the laws of Canada.

     The following table sets forth certain information with respect to the beneficial ownership of our voting securities after the completion of the Divestiture Agreement and the election of Mr. Alley as the sole director and his appointment as president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer of the Company by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our named executive officers and (iv) all named executive officers and directors as a group.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Ownership	Position	of Class
		former director and President, Chief
		Executive Officer, Chief Financial
Jim Glavas (1)		Officer, Secretary, Treasurer and
	300,000	Principal Accounting Officer	0.85%
Derek Blackburn (1)		former director, Chief Financial Officer
	0	and Treasurer	0
Mickael Joasil (1)	0	former director	0
Frank O’Dea (1)	0	former director	0

Jefrey M. Wallace (1)		former director and Chief Executive
	0	Officer, President and Secretary	0

John McIlwaine (1)	0	former Chief Operating Officer	0
David Alley
(director nominee)		President, Principal Executive Officer,	56.34%
4506 N. Hilltop Rd.
Phoenix, AZ 85018	20,000,000
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer,
		Secretary and sole Director

All Officers and Directors as a
Group (6 Persons)	20,300,000		57.19%

       (1) The address of each of our directors and executive officers is 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305.

     David Alley’s election is based upon the Divestiture Agreement being approved by the Company’s shareholders, and the Board will remain as currently constituted in the event that the Divestiture Agreement is not approved by the Company’s shareholders.

Accounting Treatment of the Divestiture

     Pro forma statements reflecting the financial condition of the Company following the completion of the divestiture are attached hereto as Exhibit C.

     As a result of the Acquisition, the former shareholders of PureCanada held a controlling interest in the merged entity and PureCanada became the Company’s sole operating business. Because the Company’s acquisition of PureCanada resulted in the PureCanada shareholders having an effective ownership interest in the Company greater than 50%, the transaction was treated as a public shell merger accounted for as a recapitalization, whereby PureCanada was deemed the accounting acquirer. The Acquisition was treated as an acquisition by PureCanada of the tangible net assets of the Company, excluding goodwill and any other intangible assets.

     As a result of the divestiture, the entity treated in the Acquisition as the accounting target, PureRay Corporation, a Washington corporation, will be the surviving public reporting entity. The stockholders’ equity accounts of the Company will be restated to reflect that it is no longer consolidated with PureCanada. A loss on divestiture of a subsidiary will be recognized equal to the amount of net assets contributed by the Company to PureCanada.

Vote Required

     The affirmative vote of holders of two-thirds of the outstanding votes represented by the Company’s Common Stock and Special Voting Stock entitled to vote must approve the divestiture transaction. If the foregoing shareholder approval is not obtained, the proposed divestiture will not occur.

     The Principals (as defined below under “Proposal 2: Approval of the Divestiture Agreement –Background”) intend to vote their shares for (i) the election of David Alley as the sole director of the Company and (ii) the approval of the Divestiture Agreement. Additionally, David Alley has executed a proxy in favor of Jefrey M. Wallace, a Principal and the Company’s Chief Executive Officer, President and Secretary, with respect to the Alley Shares that will allow Mr. Wallace to exercise the voting rights of the Alley Shares at the 2009 Annual Meeting. The Special Voting Stock beneficially owned by the Principals represents approximately 50.25% of the voting power of the Company’s outstanding capital stock. The Alley Shares represent approximately 28.03% of the voting power of the Company’s outstanding capital stock. The aggregate 78.28% of the voting power of the Company’s outstanding capital stock held by the Principals and David Alley is sufficient to approve both proposals. Therefore, if all of the Principals vote for both proposals and Mr. Wallace exercises his right under the proxy to vote the Alley Shares for both proposals, both proposals will be approved.

Dissenting Shareholders Rights

     Under Washington law, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of the consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business. The divestiture proposed above is such a sale of substantially all of the Company’s property. As such we are obligated to provide you with a copy of RCW 23B.13 which is attached hereto as Exhibit B. A shareholder who wishes to assert dissenters’ rights must (a) deliver to the Company before the 2009 Annual Meeting written notice of the shareholder’s intent to demand payment for the shareholder’s shares and (b) not vote such shares in favor of the proposed action. The Company will then deliver a written notice within ten days after the date of the 2009 Annual Meeting to all shareholders who satisfy the requirements of (a) and (b) above, which notice will (i) state where the demand must be sent; where and when the dissenter’s certificates must be deposited, (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (iii) supply a form demanding payment and (iv) set the date by which the Company must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the notice is delivered.

PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices by December 2, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting. In order for any shareholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2010 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by December 2, 2009.

     The Annual Report on Form 10-K of the Company for the year ended April 30, 2008, including audited financial statements, is included with this proxy statement. Reports filed with the Securities and Exchange Commission subsequent thereto are not enclosed with this proxy statement but may be obtained online at the Securities and Exchange Commission website at www.gov.sec. and do not constitute a part of the proxy soliciting material.

SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.

VOTING PROCEDURES

     A majority of the aggregate outstanding votes represented by the Company’s Common Stock and Special Voting Stock present in person or represented by proxy at the 2009 Annual Meeting constitutes a quorum for the transaction of business. If an executed proxy card is returned and the shareholder has explicitly abstained from voting on a proposal, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

     The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the votes represented by the Company’s Common Stock and Special Voting Stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee (Proposal 1), and the affirmative vote of holders of two-thirds of the outstanding votes represented by the Company’s Common Stock and Special Voting Stock entitled to vote is required to approve the Divestiture Agreement (Proposal 2). Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, and on all other matters abstentions have the effect of a vote against the proposal and broker non-votes will not be taken into account.

OTHER MATTERS

     Shareholders who wish to communicate with the Board, or with any individual director, may send such communication in writing addressed to the Board, or to an individual director, at 3490 Piedmont Road, Suite 1120, Atlanta, Georgia 30305 All communications received from shareholders are sent directly to Board members.

     The Board knows of no other business to come before the 2009 Annual Meeting. However, if any other matters are properly brought before the 2009 Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

ANNUAL MEETING OF SHAREHOLDERS OF

PURERAY CORPORATION
3490 Piedmont Road, Suite 1120, Atlanta, Georgia 30305

Friday, April 22, 2009, at 10:30 a.m.

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PROXY VOTING INSTRUCTIONS

Mail - Sign, date and mail your proxy card in the envelope provided as soon as possible.
-or-
Telephone - Call toll-free ______________ in the United States or	Company Number
____________from foreign countries and follow the instructions. Have your proxy card available when you call.
-or-
Internet -Online voting will be available and instructions for online	Account number
voting will be included in the definitive proxy.
-or-
In Person - You may vote your shares in persona by attending the Annual
Meeting.

You may enter your voting instructions at ____________ in the United States or ______________ from foreign countries of
___________________ until 11:59 PM Eastern Time the day before the cut-off or meeting date.

THE BOARD OF RECOMMENDS A VOTE AFOR@ EACH OF THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOU VOTE IN BLUE OR BLACK INK.

				FOR	AGAINST	ABSTAIN
1	.	Election of David Alley as the sole director of PureRay Corporation.		G	G	G
2	.	Approval of the Divestiture Agreement.		G	G	G

To change the address on your account, please check the box at the right and indicate you new address in the address space
above. Please note that changes to the registered name(s) on the account may not be submitted via this via.						G

Signature of Shareholder ________________			Date _______	Signature of Shareholder ________________	Date _________

Note:		Please sign exactly as your names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.